Exhibit 10.14

Form of Accelerator Award Agreement

SIZMEK INC.

2014 INCENTIVE AWARD PLAN

LONG-TERM OVERACHIEVEMENT PERFORMANCE AWARD GRANT NOTICE AND
LONG-TERM OVERACHIEVEMENT PERFORMANCE AWARD AGREEMENT

Sizmek Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), a long-term overachievement performance award (the “Award”).  This Award is subject to all of the terms and conditions as set forth herein and in the Long-Term Overachievement Performance Award Agreement attached hereto as Exhibit A (the “Overachievement Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Overachievement Award Agreement.

Holder:

Grant Date:

Target Grant Value (“Target Value”):	$

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Overachievement Award Agreement and this Grant Notice. Holder has reviewed the Overachievement Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Overachievement Award Agreement and the Plan.  Holder has been provided with a copy or electronic access to a copy of the prospectus for the Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference.

Holder acknowledges that his or her acceptance of the terms and conditions of the Plan, the Overachievement Award Agreement and this Grant Notice by his or her signature below is a condition to the receipt of this Award.  As a result, unless otherwise determined by the Administrator, in the event Holder does not sign this Grant Notice in the space indicated below and return the executed Grant Notice to the Company within sixty (60) days of receipt of this Grant Notice, this Award shall be forfeited and Holder shall have no further rights thereto.

SIZMEK INC.	HOLDER

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO LONG-TERM OVERACHIEVEMENT PERFORMANCE AWARD GRANT NOTICE

LONG-TERM OVERACHIEVEMENT PERFORMANCE AWARD AGREEMENT

Pursuant to the Long-Term Overachievement Performance Award Grant Notice (the “Grant Notice”) to which this Long-Term Overachievement Performance Award Agreement (this “Agreement”) is attached, the Company has granted to Holder the right to receive the Award set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan.

ARTICLE I

AWARD

1.1                               Grant of Award.

(a)                                 In consideration of Holder’s continued employment with the Company or any Affiliate thereof and for other good and valuable consideration, the Company hereby grants to Holder the Award set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan.  The Award represents a potential incentive award that may become payable upon Holder’s continued service and the achievement of the performance goals set forth in Exhibit B to the Grant Notice during the Performance Period (as such term is defined in Exhibit B to the Grant Notice).

(b)                                 Prior to actual issuance of any Shares, the Award and any RSUs issuable hereunder represent an unsecured obligation of the Company, payable only from the general assets of the Company.

1.2                               Vesting and Payment of Award.

(a)                                 In the event that Holder does not incur a Termination of Service on or prior to December 31, [INSERT YEAR 1], and provided a Change in Control has not occurred on or prior to December 31, [INSERT YEAR 1], then Holder’s Final Award Amount (as such term is defined in Exhibit B to the Grant Notice), if any, shall become payable as follows:

(i)                                     50% of the Final Award Amount shall be paid to Holder in the form of fully vested shares of Common Stock (“Shares”) issuable within ten (10) days following the Certification Date (as such term is defined in Exhibit B to the Grant Notice) (or, if the Certification Date is the date of a Change in Control, on the date of such Change in Control) (but in no event later than March 15, [INSERT YEAR 2]); and

(ii)                                  on the Certification Date (or, if the Certification Date is the date of a Change in Control, on the date of such Change in Control), Holder shall be automatically granted such number of Restricted Stock Units (“RSUs”) as is determined by dividing (x) 50% of the Final Award Amount by (y) the volume weighted average price of the Company’s Common Stock for the twenty (20) trading days prior to and including the Certification Date.  50% of the RSUs shall vest on the first anniversary of the Certification Date, and 50% of the RSUs shall vest on the second anniversary of the Certification Date, in each case provided that Holder has not had a Termination of Service prior to such vesting date; provided, however, that:

(A)                               In the event that Holder experiences a Termination of Service by reason of his death or Total Disability (as defined in that certain Employment Agreement between Holder and the Company dated as of April 14, 2014 (the “Employment Agreement”)), in each case on or after January 1, [INSERT YEAR 2], all of the RSUs shall vest on the date of Holder’s Termination of Service;

(B)                               In the event that Holder experiences a Termination of Service by reason of his discharge by the Company without Cause (as defined in the Employment Agreement) or his resignation for Good Reason (as defined in the Employment Agreement), in each case on or after January 1, [INSERT YEAR 2] and following a Change in Control, all of the RSUs shall vest on the date of Holder’s Termination of Service; and

(C)                               In the event that Holder experiences a Termination of Service by reason of his discharge by the Company without Cause or his resignation for Good Reason, in each case on or after the Certification Date but prior to a Change in Control, Holder shall vest in such number of the RSUs, if any, as is equal to (1) (x) if such Termination of Service occurs on or after January 1, [INSERT YEAR 2] but prior to the first anniversary of the Certification Date, such number of RSUs as are scheduled to vest on the first anniversary of the Certification Date, multiplied by (y) a fraction determined by dividing (I) the number of full calendar quarters that Holder was employed during [INSERT YEAR 2], by (II) 4, or (2) (x) if such Termination of Service occurs on or after January 1, [INSERT YEAR 3] but prior to the second anniversary of the Certification Date, such number of RSUs as are scheduled to vest on the second anniversary of the Certification Date, multiplied by (y) a fraction determined by dividing (I) the number of full calendar quarters that Holder was employed during [INSERT YEAR 3], by (II) 4, with such vesting to be effective on the date of Holder’s Termination of Service.

Unless and until the RSUs have vested in accordance with the foregoing vesting schedule, Holder will have no right to any distribution with respect to such RSUs.  Except as specifically provided above, in the event of Holder’s Termination of Service prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(b)                                 Notwithstanding anything to the contrary in the Grant Notice or this Agreement, in the event of Holder’s Termination of Service for any reason, or the occurrence of a Change in Control, in each case on prior to December 31, [INSERT YEAR 1], the Award shall automatically and without further action be cancelled and forfeited by Holder immediately prior to the occurrence of Holder’s Termination of Service or the Change in Control, as applicable, and Holder shall have no further right or interest in or with respect to such portion of the Target Value.  Any portion of the Target Value subject to the Award that is not paid to Holder pursuant to this Section 1.2 shall automatically and without further action be cancelled and forfeited by Holder, and Holder shall have no further right or interest in or with respect to such portion of the Target Value.

1.3                               Distribution of Shares and RSUs.

(a)                                 Subject to Section 3.13(b), shares of Common Stock shall be distributed to Holder (or in the event of Holder’s death, to his or her estate) with respect to such Holder’s vested RSUs within ten (10) days following the vesting date of the RSUs as specified in Section 1.2(a)(ii), subject to the terms and provisions of the Plan and this Agreement.

(b)                                 Unless otherwise determined by the Administrator, all distributions under this Award shall be made by the Company in the form of whole shares of Common Stock.  Notwithstanding anything to the contrary in this Agreement, the Administrator may, in its sole discretion, elect to settle any portion of the Award otherwise payable in Shares in cash.  The cash amount to be paid by the Company upon distribution of any portion of the Award otherwise payable in Shares shall be equal to (i) the number of Shares with respect to which Holder is entitled to a distribution multiplied by (ii) the Fair Market Value per share of the Common Stock on the applicable distribution date.

(c)                                  Neither the time nor form of distribution of Common Stock with respect to the Award may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

(d)                                 Shares issued under the Award shall be issued to Holder or Holder’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Holder in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form.  In no event will fractional shares be issued upon settlement of the Award.  All distributions shall be made by the Company in the form of whole Shares.  In lieu of any fractional Share, the Company shall make a cash payment to Holder equal to the Fair Market Value of such fractional Share on the applicable distribution date.

1.4                               Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)                                 The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Award to Holder or his or her legal representative unless and until Holder or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the vesting of the Award, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Award (the “Tax Withholding Obligation”), provided that no payment shall be delayed under this Section 1.4(a) if such delay will result in a violation of Section 409A of the Code.

(b)                                 To the maximum extent permitted by Applicable Law, the Company and its Subsidiaries have the authority to deduct or withhold by the deduction of such amount as is necessary to satisfy any Tax Withholding Obligation from other compensation payable to Holder with respect to any taxable event arising from vesting of the Award or the receipt of the Shares upon settlement of the Award.  The Company and its Subsidiaries may withhold, or Holder may elect to satisfy, the Tax Withholding Obligation in one or more of the forms specified below:

(i)                                     by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)                                  by the deduction of such amount from other compensation payable to Holder;

(iii)                               with respect to any Tax Withholding Obligation arising in connection with the distribution of the Award, by requesting that the Company and its Subsidiaries withhold a net number of vested shares of Common Stock otherwise issuable pursuant to the Award having a then current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)                              with respect to any Tax Withholding Obligation arising in connection with the distribution of the Award, with the consent of the Administrator, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)                                 with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Holder has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Holder pursuant to the Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the Tax Withholding Obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)                              in any combination of the foregoing.

(c)                                  With respect to any withholding taxes arising in connection with the Award, in the event Holder does not provide timely payment of all sums required pursuant to Section 1.4(b), the Company shall have treat such failure as an election by Holder to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 1.4(b)( iii) above.

(d)                                 In the event any Tax Withholding Obligation arising in connection with the Award will be satisfied under Section 1.4(b)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder’s behalf a whole number of shares from those shares of Common Stock then issuable to Holder pursuant to the Award as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises.  Holder’s acceptance of this Award constitutes Holder’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 1.4(d), including the transactions described in the previous sentence, as applicable.

(e)                                  Holder is ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company or any Subsidiary takes with respect to any Tax Withholding Obligations that arise in connection with the Award.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any Tax Withholding Obligation in connection with the awarding, vesting or payment of the Award or the subsequent sale of Shares.  The Company and the Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate Holder’s tax liability.

1.5                               Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any Shares upon settlement of the Award prior to fulfillment of all of the conditions set forth in Section 11.4 of the Plan.

ARTICLE II

RESTRICTIONS

2.1                               Award and Interests Not Transferable. This Award, including any RSUs awarded hereunder, may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Shares issuable pursuant to the Award have been issued, and all restrictions applicable to such

Shares have lapsed. This Award and the rights and privileges conferred hereby, including any RSUs awarded hereunder, shall not be liable for the debts, contracts or engagements of Holder or his or her successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

2.2                               Rights as Stockholder. Neither Holder nor any person claiming under or through Holder shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Holder shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

2.3                               Forfeiture and Claw-Back Provisions. Holder hereby acknowledges and agrees that the Award is subject to the provisions of Section 11.5 of the Plan.

2.4                               Trading Restrictions.  The Company may establish reasonably appropriate periods from time to time during which Holder’s ability to engage in transactions involving the Company’s Common Stock is subject to specific restrictions (“Restricted Periods”).  Holder may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or groups of employees or restrictions applicable to Holder during an investigation of allegations of misconduct or conduct detrimental to the Company or any Affiliate by Holder.

2.5                               Restrictive Covenants.

(a)                                 Forfeiture.  The grant of the Award provided herein and Holder’s agreement to the restrictions set forth in this Section 2.5 are intended to be mutually dependent promises.  Holder and the Company agree that, in exchange for the Company providing Holder with the consideration set forth herein, and in order to protect the value of the equity-based compensation provided to Holder in this Agreement, in the event Holder breaches any of the covenants regarding “Confidential Information” (as defined in the Employment Agreement), non-solicitation or non-competition set forth in the Employment Agreement or any of such covenants are held to be invalid or unenforceable, then Holder shall immediately forfeit the Award, including any outstanding RSUs. The forfeiture described in this Section 2.5(a) is not intended as liquidated damages.  Holder acknowledges that he or she would not be entitled to receive the Award or any Shares or RSUs issuable hereunder but for his or her agreement to the covenants set forth in this Section 2.5, and in the event the Company does not receive the benefits of such covenants, Holder shall not retain any benefits of the Award or any outstanding RSUs.

(b)                                 Irreparable Harm and Injunctive Relief.  Holder acknowledges that any breach of these restrictive covenants would result in material and irreparable damage to Company and that it likely would be difficult to establish the monetary value of such damage.  Holder therefore agrees that Company, in addition to any other rights and remedies available to it, shall be entitled to seek a temporary or preliminary injunction, or other temporary relief, for the purpose of maintaining the status quo pending final resolution if any breach or threatened breach of this Agreement occurs and Company in good faith believes that it may be irreparably harmed thereby.

(c)                                  Reasonableness of Restrictions.  Holder has carefully read and considered the provisions of this Section 2.5 and, having done so, agrees and acknowledges that the foregoing restrictions limit Holder’s ability to engage in competition in the geographic region and during the period provided for in the Employment Agreement.  Holder expressly warrants and represents that these restrictions with respect to time, geographic territory, and scope of activity are reasonable and necessary to protect the Company’s Confidential Information and the Company’s business goodwill and competitive position.

(d)                                 Severability.  In the event that, notwithstanding the foregoing, any of the provisions of this Section 2.5 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.  In the event that any provision of this Section 2.5 shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.  Notwithstanding Section 3.12 of this Agreement, this Section 2.5 may be in addition to and does not limit the effect of other agreements or understandings between Holder and the Company with respect to matters addressed in it, including with respect to prohibitions against competition and solicitation and the protection of the Company’s Confidential Information.

ARTICLE III

OTHER PROVISIONS

3.1                               No Right to Continued Employment or Awards.

(a)                                 Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge or terminate the employment or services of Holder at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or any Affiliate and Holder.

(b)                                 The grant of the Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.  Future grants, if any, will be at the sole discretion of the Company.  As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Common Stock is unknown and cannot be predicted with certainty.

3.2                               Adjustments. Holder acknowledges that the Award, including the vesting of the Award and the number of Shares subject to the Award, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 13.2 of the Plan.

3.3                               Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the most recent physical or email address for Holder listed in the Company’s personnel records. By a notice given pursuant to this Section 3.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.4                               Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.5                               Governing Law; Venue; Severability. The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. The parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Dallas County, Texas) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection a party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Agreement shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

3.6                               Conformity to Securities Laws. Holder acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the United States Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7                               Tax Representations. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.8                               Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.9                               Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Award, any Shares or RSUs issuable hereunder, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.10                        Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any way without the prior written consent of Holder.

3.11                        Paperless Administration.  By accepting this Award, Holder hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

3.12                        Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Holder with respect to the subject matter hereof, including without limitation, any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Holder by the Company.  In addition, in the event of any inconsistency between the Plan, the Grant Notice and this Agreement, on the one hand, and the Employment Agreement, on the other hand, with respect to the vesting of this Award, the Plan, the Grant Notice and this Agreement shall supersede any provisions of the Employment Agreement.

3.13                        Section 409A.

(a)                                 Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

(b)                                 This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the Award or the RSUs issuable hereunder shall be distributed to Holder no later than the later of: (i) the fifteenth (15th) day of the third month following Holder’s first taxable year in which such portion of the Award or the RSUs is no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such portion of the Award or the RSUs is no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

(c)                                  For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Holder may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

3.14                        Broker-Assisted Sales.  In the event of any broker-assisted sale of shares of Common Stock in connection with the payment of withholding taxes as provided in Section 1.4(b)(iii) or (v): (a) any shares of Common Stock to be sold through a broker-assisted sale will be sold on the day the Tax Withholding Obligation arises or as soon thereafter as practicable; (b) such shares of Common Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Holder will be responsible for all broker’s fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable Tax Withholding Obligation, the Company agrees to pay such excess in cash to Holder as soon as reasonably practicable; (e) Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable Tax Withholding Obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable Tax Withholding Obligation, Holder agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the Tax Withholding Obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s Tax Withholding Obligation.

EXHIBIT B

TO LONG-TERM OVERACHIEVEMENT PERFORMANCE AWARD GRANT NOTICE

LONG-TERM OVERACHIEVEMENT PERFORMANCE AWARD AGREEMENT

DETERMINATION OF FINAL AWARD AMOUNT

Capitalized terms used in this Exhibit B and not defined in Section 2 below shall have the meanings given them in the Agreement to which this Exhibit B is attached.

[VESTING TO BE SPECIFIED IN INDIVIDUAL AGREEMENTS]

1.                                      Determination of Final Award Amount.  On the Certification Date (as defined below), the Administrator shall determine Holder’s “Final Award Amount” by [VESTING TO BE SPECIFIED IN INDIVIDUAL AGREEMENTS].  In no event will the Final Award Amount exceed the Target Value set forth in the Grant Notice vest pursuant to this Exhibit B.

2.                                      Definitions.  For purposes of this Exhibit B, the following terms shall have the meanings given below:

(a)                                 “Certification Date” means the date on which the Administrator certifies the Company’s Revenue Performance Multiplier, Adjusted EBITDA Margin and Free Cash Flow for the Performance Period, which certification shall occur no later than March 1, [INSERT YEAR 2]; provided, however, that in the event a Change in Control occurs on or after January 1, [INSERT YEAR 2] but prior to March 1, [INSERT YEAR 2], the “Certification Date” shall occur no later than the date of such Change in Control.

(b)                                 “Performance Period” means the period beginning on January 1, [INSERT YEAR 1] and ending on December 31, [INSERT YEAR 1].

B-1